Exhibit 99.1

Camping World Holdings, Inc. Reports Second Quarter Results

LINCOLNSHIRE, IL--(BUSINESS WIRE)--August 7, 2018--Camping World Holdings, Inc. (NYSE:CWH) (“Camping World,” “CWH,” “Company,” “we,” “us” or “our”) today reported results for the second quarter ended June 30, 2018.

Second quarter highlights and year-over-year financial comparisons include:

  Total revenue of $1.445 billion, an increase of 13.0%, and an all-time Company high
  Record total gross profit of $416.2 million, an increase of 11.7%
  Sales of new and used recreational vehicles (“RVs”) were over $1.0 billion, an increase of 6.5%
  A record 33,637 new and used RVs sold, an increase of 8.5%
  A record 21,745 new towable units sold, an increase of 14.1% in total and 5.1% on a same store basis, with travel trailer same store units increasing 6.7%
  Finance and insurance revenue and gross profit of $124.1 million, an increase of 23.7%, and an all-time high
  Good Sam Club file size of over 1.92 million members, an increase of 9.2% over the prior year, and the highest since inception
  Income from operations, net income and diluted earnings per share of Class A common stock decreased to $120.2 million, $81.8 million, and $0.72, respectively, and included $15.4 million of pre-opening expenses related to the Gander Outdoors store openings
  Adjusted pro forma net income(1) increased 10.6% to $85.6 million, and adjusted pro forma earnings per fully exchanged and diluted share(1) increased 6.8% to $0.96
  Adjusted EBITDA(1) decreased 1.2% to $140.2 million
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(1) Adjusted pro forma net income, adjusted pro forma earnings per fully exchanged and diluted share, adjusted EBITDA, and adjusted EBITDA margin are non-GAAP measures. For reconciliations of these non-GAAP measures to the most directly comparable GAAP measures, see the “Non-GAAP Financial Measures” section later in this press release.

Marcus A. Lemonis, Chairman and Chief Executive Officer, stated, “Our RV business is on pace for another record year. While the early part of the RV selling season was impacted by unseasonal weather, we saw nice improvements as the second quarter progressed and our team did an excellent job of balancing our promotional activity to maintain strong profitability while driving sales growth and dramatically lowering our inventory levels of new RVs. We continue to invest in the growth of RV dealerships through traditional RV acquisitions, new store openings, and the launch of Gander RV Sales which will transform our recently acquired Gander Outdoors’ locations through the integration of RV sales and service. The launch of Gander RV Sales has provided the opportunity to rapidly expand our RV business in key states like Wisconsin, Minnesota, Texas, Michigan, Ohio, Pennsylvania, New York, North Carolina, and Illinois, which represent nine of the top 16 RV states, according to Statistical Survey, Inc.’s new RV registration data, and accounted for nearly 35% of all RV registrations over the past twelve months.”

Strategic Growth Initiatives

The Company continues to pursue opportunities to expand its customer base and grow its market share in the RV, outdoor and active lifestyle categories. Recent strategic highlights include:

  Completed six dealership acquisitions and added new RV dealerships in Sioux City, SD; Sherwood, AR; Nashville, TN; Redding, CA; Oklahoma City, OK and Newport News, VA in the second quarter 2018
  Opened 52 Gander Outdoors stores in key markets with very strong RV registrations in the first half of 2018
  Added RV sales to the Gander Outdoors stores in Kenosha, WI and Fayetteville, NC in the second quarter 2018
  Signed agreement to purchase Russ Dean RV in the Pasco, Washington market
  On track to add RV parts, accessories and services to all Gander Outdoors locations and operate co-branded Camping World and Gander Outdoors stores by the end of 2018
  Announced plans to expand the number of RV sales locations by more than 30% through next year with the launch of Gander RV Sales in up to 40 locations, new store openings and continued acquisitions

Second Quarter 2018 Segment Results

The Company has two reportable segments: (1) Consumer Services and Plans, and (2) Retail. The Consumer Services and Plans segment is comprised of emergency roadside assistance; property and casualty insurance programs; travel assist programs; extended vehicle service contracts; co-branded credit cards; vehicle financing and refinancing; membership clubs; and publications and directories. The Company’s Retail segment is comprised of new and used RVs; parts and service; finance and insurance, camping, fishing, hunting, hiking, rock climbing, marine and other active sports products.

Revenue, income and other operating highlights for the two segments in the second quarter were as follows:

Consumer Services and Plans

  Consumer Services and Plans revenue increased 9.7% to $52.7 million
  Consumer Services and Plans segment income(2) increased 15.2% to $27.6 million

  Other highlights:
    The number of RV-related active customers increased 4.6% to 3.714 million over the prior year
    The number of members in Good Sam Club increased 4.6%, or 85,000, from March 31, 2018 and membership reached an all-time-high of more than 1.92 million members

Retail

  Retail revenue increased 13.1% to $1.392 billion
  Retail segment income(2) decreased 18.4% to $95.5 million

  Other highlights:
    Vehicles sold increased 8.5% to 33,637 units
      New vehicles increased 11.5% to 24,442 units
      Used vehicles increased 1.3% to 9,195 units
    Average selling price per unit sold decreased 1.9% to $30,269
      New vehicles decreased 4.8% to $33,038 per unit
      Used vehicles increased 6.3% to $22,909 per unit
    Same store unit volume of new vehicles increased 2.4%, with travel trailers increasing 6.7%
    New travel trailer unit sales to total new unit sales increased 259 basis points to 72.2%, contributing to the decrease in average selling price per vehicle
    Gross profit per vehicle sold including finance and insurance decreased 2.2% to $8,384
    Finance and insurance revenue as a percentage of total vehicle revenue increased 170 basis points to 12.2%
    Inventory of new vehicles decreased 14.2% in total and 17.5% on a per dealership basis from March 31, 2018
    There were 223 retail locations as of June 30, 2018, including: 147 Camping World retail locations, 54 Gander Outdoors locations, two Overton’s locations, two TheHouse.com locations, two W82 locations, five Uncle Dan’s locations, four Erehwon locations and seven Rock Creek locations
    Of the 223 locations, 132 sold recreational vehicles
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(2) Segment income is defined as income from operations before depreciation and amortization plus floor plan interest expense.

Select Balance Sheet and Cash Flow Items

The Company's working capital and cash and cash equivalents on June 30, 2018 were $593.2 million and $212.4 million, respectively, compared to $478.7 million and $224.2 million, respectively, at December 31, 2017. Total inventories increased 5.0% to $1.49 billion on June 30, 2018 from $1.42 billion on December 31, 2017, primarily from the new stores acquired or opened. New vehicle inventory decreased 12.7% to $971.6 million and new vehicle inventory per dealership decreased 18.0% to $7.4 million on June 30, 2018 from $1,113.2 million and $9.0 million, respectively, on December 31, 2017. Parts, accessories, and miscellaneous inventory increased $212.8 million to $409.4 million on June 30, 2018 from $196.5 million on December 31, 2017, primarily attributable to the growth in the Outdoor and Active Sports businesses. At June 30, 2018, the Company had $24.4 million of borrowings under its revolving line of credit as part of its Floor Plan Facility, $1.16 billion of term loans outstanding under the Senior Secured Credit Facilities, and $854.6 million of floor plan notes payable under the Floor Plan Facility.

Earnings Conference Call and Webcast Information

A conference call to discuss the Company’s second quarter fiscal 2018 financial results is scheduled for today, August 7, 2018, at 4:30 p.m. Eastern Time. Investors and analysts can participate on the conference call by dialing (800) 263-0877 or (646) 828-8143 and using conference ID # 1927229. Interested parties can also listen to a live webcast or replay of the conference call by logging on to the Investor Relations section on the Company’s website at http://investor.campingworld.com. The replay of the conference call webcast will be available on the investor relations website for approximately 90 days.

Presentation

This press release presents historical results, for the periods presented, of the Company and its subsidiaries, that are presented in accordance with accounting principles generally accepted in the United States (“GAAP”), unless noted as a non-GAAP financial measure. The Company’s initial public offering (“IPO”) and related reorganization transactions (“Reorganization Transactions”) that occurred on October 6, 2016 resulted in the Company as the sole managing member of CWGS Enterprises, LLC (“CWGS, LLC”), with sole voting power in and control of the management of CWGS, LLC. Despite its position as sole managing member of CWGS, LLC, the Company has a minority economic interest in CWGS, LLC. As of June 30, 2018, the Company owned 41.7% of CWGS, LLC. Accordingly, the Company consolidates the financial results of CWGS, LLC and reports a non-controlling interest in its consolidated financial statements. Unless otherwise indicated, all financial comparisons in this press release compare our financial results from the second quarter of 2018 to the second quarter of 2017.

About Camping World Holdings, Inc.

Camping World Holdings, headquartered in Lincolnshire, Illinois, is the leading outdoor and camping retailer, offering an extensive assortment of recreational vehicles for sale, RV and camping gear, RV maintenance and repair, other outdoor and active sports products, and the industry’s broadest and deepest range of services, protection plans, products and resources. Since the Company's founding in 1966, Camping World has grown to become one of the most well-known destinations for everything RV, with more than 145 RV centric locations in 36 states and a comprehensive e-commerce platform.

For more information, visit www.CampingWorld.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including, without limitation, statements about our business plans and goals, including our plans to expand the number of RV sales locations, including certain Gander Outdoors locations, add RV parts, accessories and services to Gander Outdoors locations, and operate co-branded Camping World and Gander Outdoors stores, and the timing related to the foregoing plans. These forward-looking statements are based on management’s current expectations.

These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, the following: potential impact of the recently identified material weaknesses in our internal control over financial reporting; the availability of financing to us and our customers; fuel shortages, or high prices for fuel; the well-being, as well as the continued popularity and reputation for quality, of our manufacturers; general economic conditions in our markets and ongoing economic and financial uncertainties; our ability to attract and retain customers; competition in the market for services, protection plans, products and resources targeting the RV lifestyle or RV enthusiast; our expansion into new, unfamiliar markets, businesses, or product lines or categories, as well as delays in opening or acquiring new retail locations; unforeseen expenses, difficulties, and delays frequently encountered in connection with expansion through acquisitions; our failure to maintain the strength and value of our brands; our ability to successfully order and manage our inventory to reflect consumer demand in a volatile market and anticipate changing consumer preferences and buying trends; fluctuations in our same store sales and whether they will be a meaningful indicator of future performance; the cyclical and seasonal nature of our business; our ability to operate and expand our business and to respond to changing business and economic conditions, which depends on the availability of adequate capital; our reliance on seven fulfillment and distribution centers for our retail, e-commerce and catalog businesses; our dependence on our relationships with third party providers of services, protection plans, products and resources and a disruption of these relationships or of these providers’ operations; whether third party lending institutions and insurance companies will continue to provide financing for RV purchases; our inability to retain senior executives and attract and retain other qualified employees; our ability to meet our labor needs; risks associated with leasing substantial amounts of space, including our inability to maintain the leases for our retail locations or locate alternative sites for our stores in our target markets and on terms that are acceptable to us; our dealerships’ susceptibility to termination, non-renewal or renegotiation of dealer agreements if state dealer laws are repealed or weakened; our failure to comply with certain environmental regulations; a failure in our e-commerce operations, security breaches and cybersecurity risks; our inability to enforce our intellectual property rights and accusations of our infringement on the intellectual property rights of third parties; disruptions to our information technology systems or breaches of our network security; feasibility, delays, and difficulties in opening of Gander Outdoors retail locations; realization of anticipated benefits and cost savings related to recent acquisitions; potential litigation relating to products we sell as a result of recent acquisitions, including firearms and ammunition; and whether we are able to realize any tax benefits that may arise from our organizational structure and any redemptions or exchanges of CWGS, LLC common units for cash or stock.

These and other important factors discussed under the caption “Risk Factors” in our Annual Report on Form 10-K filed for the year ended December 31, 2017, and our other reports filed with the SEC could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. Any such forward-looking statements represent management’s estimates as of the date of this press release. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change, except as required under applicable law. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

Results of Operations

Camping World Holdings, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(In Thousands Except Per Share Amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Revenue:
Consumer services and plans	$52,748	$48,103	$106,556	$98,349
Retail
New vehicles	807,519	760,806	1,387,029	1,264,110
Used Vehicles	210,646	195,615	382,737	341,434
Parts, services and other	250,203	174,196	414,511	290,419
Finance and insurance, net	124,060	100,306	215,909	166,349
Subtotal	1,392,428	1,230,923	2,400,186	2,062,312

Total revenue	1,445,176	1,279,026	2,506,742	2,160,661

Costs applicable to revenue (exclusive of depreciation and amortization shown separately below):
Consumer services and plans	20,832	20,560	43,557	41,707
Retail
New vehicles	697,694	646,009	1,201,578	1,081,071
Used Vehicles	162,506	144,926	296,799	256,828
Parts, services and other	147,980	94,951	243,868	156,546
Subtotal	1,008,180	885,886	1,742,245	1,494,445

Total costs applicable to revenue	1,029,012	906,446	1,785,802	1,536,152

Gross profit:
Consumer services and plans	31,916	27,543	62,999	56,642
Retail
New vehicles	109,825	114,797	185,451	183,039
Used Vehicles	48,140	50,689	85,938	84,606
Parts, services and other	102,223	79,245	170,643	133,873
Finance and insurance, net	124,060	100,306	215,909	166,349
Subtotal	384,248	345,037	657,941	567,867

Total gross profit	416,164	372,580	720,940	624,509

Operating expenses:
Selling, general, and administrative	284,295	228,444	529,409	403,934
Debt restructure expense	(44)	–	380	–
Depreciation and amortization	11,628	7,584	21,028	14,437
Loss (gain) on sale of assets	59	31	144	(287)
Total operating expenses	295,938	236,059	550,961	418,084

Income from operations	120,226	136,521	169,979	206,425

Other income (expense):
Floor plan interest expense	(10,202)	(6,587)	(20,945)	(11,889)
Other interest expense, net	(16,107)	(10,557)	(28,946)	(19,961)
Loss on debt restructure	–	–	(1,676)	–
Tax Receivable Agreement liability adjustment	–	–	–	17
	(26,309)	(17,144)	(51,567)	(31,833)

Income before income taxes	93,917	119,377	118,412	174,592
Income tax expense	(12,102)	(14,284)	(19,321)	(19,876)
Net income	81,815	105,093	99,091	154,716
Less: net income attributable to non-controlling interests	(53,784)	(85,749)	(67,879)	(127,850)
Net income attributable to Camping World Holdings, Inc.	$28,031	$19,344	$31,212	$26,866

Earnings per share of Class A common stock:
Basic	$0.76	$0.84	$0.85	$1.28
Diluted	$0.72	$0.84	$0.81	$1.24
Weighted average shares of Class A common stock outstanding:
Basic	36,964	22,977	36,890	20,973
Diluted	88,764	22,977	88,956	84,673

Camping World Holdings, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
($ in Thousands Except Share and Per Share Amounts)

	June 30,	December 31,
	2018	2017
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$212,442	$224,163
Contracts in transit	124,427	46,227
Accounts receivable, net	96,507	79,881
Inventories	1,486,736	1,415,915
Prepaid expenses and other assets	46,841	32,721
Total current assets	1,966,953	1,798,907

Property and equipment, net	363,212	198,022
Deferred tax asset, net	147,077	155,551
Intangibles assets, net	36,789	38,707
Goodwill	388,545	348,387
Other assets	21,474	21,903
Total assets	$2,924,050	$2,561,477

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$233,398	$125,616
Accrued liabilities	150,617	101,929
Deferred revenues and gains	82,433	77,669
Current portion of capital lease obligation	389	844
Current portion of Tax Receivable Agreement liability	9,457	8,093
Current portion of long-term debt	11,991	9,465
Notes payable – floor plan, net	854,588	974,043
Other current liabilities	30,879	22,510
Total current liabilities	1,373,752	1,320,169

Capital lease obligations, net of current portion	–	23
Right to use liability	10,115	10,193
Tax Receivable Agreement liability, net of current portion	121,994	129,596
Revolving line of credit	24,403	–
Long-term debt, net of current portion	1,148,447	907,437
Deferred revenues and gains	68,047	64,061
Other long-term liabilities	59,220	39,161
Total liabilities	2,805,978	2,470,640

Commitments and contingencies

Stockholders' equity:
Preferred stock, par value $0.01 per share – 20,000,000 shares authorized; none issued and outstanding as of June 30, 2018 and December 31, 2017	–	–
Class A common stock, par value $0.01 per share – 250,000,000 shares authorized; 37,016,786 issued and 37,007,619 outstanding as of June 30, 2018 and 36,758,233 issued and 36,749,072,outstanding as of December 31, 2017	370	367
Class B common stock, par value $0.0001 per share – 75,000,000 shares authorized; 69,066,445 issued; and 50,706,629 outstanding as of June 30, 2018 and 50,836,629 outstanding as of December 31, 2017	5	5
Class C common stock, par value $0.0001 per share – one share authorized, issued and outstanding as of June 30, 2018 and December 31, 2017	–	–
Additional paid-in capital	43,152	49,941
Retained earnings	27,387	6,192
Total stockholders' equity attributable to Camping World Holdings, Inc.	70,914	56,505
Non-controlling interests	47,158	34,332
Total stockholders' equity	118,072	90,837

Total liabilities and stockholders' equity	$2,924,050	$2,561,477

Earnings Per Share

	Three Months Ended June 30,		Six Months Ended June 30,
(In thousands except per share amounts)	2018	2017	2018	2017
Numerator:
Net income	$81,815	$105,093	$99,091	$154,716
Less: net income attributable to non-controlling interests	(53,784)	(85,749)	(67,879)	(127,850)
Net income attributable to Camping World Holdings, Inc. — basic	28,031	19,344	31,212	26,866
Add: reallocation of net income attributable to non-controlling interests from the assumed dilutive effect of stock options and RSUs	36,156	—	40,508	78,160
Net income attributable to Camping World Holdings, Inc. — diluted	$64,187	$19,344	$71,720	$105,026
Denominator:
Weighted-average shares of Class A common stock outstanding — basic	36,964	22,997	36,890	20,973
Dilutive options to purchase Class A common stock	—	—	157	—
Dilutive restricted stock units	83	—	136	—
Dilutive common units of CWGS, LLC that are convertible into Class A common stock	51,717	—	51,773	63,700
Weighted-average shares of Class A common stock outstanding — diluted	88,764	22,997	88,956	84,673

Earnings per share of Class A common stock — basic	$0.76	$0.84	$0.85	$1.28
Earnings per share of Class A common stock — diluted	$0.72	$0.84	$0.81	$1.24

Same Store Sales and Gross Profit Per Vehicle Sold Including Finance and Insurance

We use certain operating metrics such as same store sales and gross profit per vehicle sold including finance and insurance. Same store sales calculations for a given period include only those stores that were open both at the end of the corresponding period and at the beginning of the preceding fiscal year. Gross profit per vehicle sold including finance and insurance is calculated as the sum of new vehicle gross profit, used vehicle gross profit and finance and insurance gross profit divided by total new and used vehicles unit sales.

Non-GAAP Financial Measures

To supplement our consolidated financial statements, which are prepared and presented in accordance with accounting principles generally accepted in the U.S. (“GAAP”), we use the following non-GAAP financial measures: EBITDA, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Pro Forma Net Income, Adjusted Pro Forma Earnings per Fully Exchanged and Diluted Share, (collectively the "Non-GAAP Financial Measures"). We believe that these Non-GAAP Financial Measures, when used in conjunction with GAAP financial measures, provide useful information about operating results, enhance the overall understanding of past financial performance and future prospects, and allow for greater transparency with respect to the key metrics we use in our financial and operational decision-making. These non-GAAP measures are also frequently used by analysts, investors and other interested parties to evaluate companies in the Company’s industry. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP, and they should not be construed as an inference that the Company’s future results will be unaffected by any items adjusted for in these non-GAAP measures. In evaluating these non-GAAP measures, you should be aware that in the future the Company may incur expenses that are the same as or similar to some of those adjusted in this presentation. The Non-GAAP Financial Measures that we use are not necessarily comparable to similarly titled measures used by other companies due to different methods of calculation.

EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin

We define “EBITDA” as net income before other interest expense (excluding floor plan interest expense), provision for income taxes and depreciation and amortization. We define “Adjusted EBITDA” as EBITDA further adjusted for the impact of certain non-cash and other items that we do not consider in our evaluation of ongoing operating performance. These items include, among other things, loss and expense on debt restructure, loss (gain) on sale of assets, equity-based compensation, Tax Receivable Agreement liability adjustment, transaction expenses related to acquisitions into new or complementary markets, Gander Outdoors pre-opening costs, and other unusual or one-time items. We define “Adjusted EBITDA Margin” as Adjusted EBITDA as a percentage of total revenue. We caution investors that amounts presented in accordance with our definitions of EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin may not be comparable to similar measures disclosed by our competitors, because not all companies and analysts calculate EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin in the same manner. We present EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin because we consider them to be important supplemental measures of our performance and believe they are frequently used by securities analysts, investors and other interested parties in the evaluation of companies in our industry. Management believes that investors’ understanding of our performance is enhanced by including these Non-GAAP Financial Measures as a reasonable basis for comparing our ongoing results of operations.

The following tables reconcile EBITDA, Adjusted EBITDA, and Adjusted EBITDA Margin to the most directly comparable GAAP financial performance measure, which are net income, net income and net income margin, respectively:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
($ in thousands)	2018	2017	2018	2017

Net income	$81,815	$105,093	$99,091	$154,716
Other interest expense, net	16,107	10,557	28,946	19,961
Depreciation and amortization	11,628	7,584	21,028	14,437
Income tax expense	12,102	14,284	19,321	19,876
EBITDA	121,652	137,518	168,386	208,990

Loss and expense on debt restructure (a)	(44)	–	2,056	–
Loss (gain) on sale of assets (b)	59	31	144	(287)
Equity-based compensation (c)	3,129	869	6,347	1,588
Tax Receivable Agreement liability adjustment (d)	–	–	–	(17)
Acquisitions- transaction expense (e)	–	2,100	–	2,100
Gander Outdoors pre-opening costs (f)	15,355	1,351	35,006	1,351
Adjusted EBITDA	$140,151	$141,869	$211,939	$213,725

	Three Months Ended		Year Ended
	June 30,		June 30,
(as percentage of total revenue)	2018	2017	2018	2017
EBITDA margin:
Net income margin	5.7%	8.2%	4.0%	7.2%
Other interest expense, net	1.1%	0.8%	1.2%	0.9%
Depreciation and amortization	0.8%	0.6%	0.8%	0.7%
Income tax expense	0.8%	1.1%	0.8%	0.9%
Subtotal EBITDA margin	8.4%	10.8%	6.7%	9.7%

Loss and expense on debt restructure (a)	(0.0%)	–	0.1%	–
Loss (gain) on sale of assets (b)	0.0%	0.0%	0.0%	(0.0%)
Equity-based compensation (c)	0.2%	0.1%	0.3%	0.1%
Tax Receivable Agreement liability adjustment (d)	–	–	–	(0.0%)
Acquisitions- transaction expense (e)	-	0.2%	–	0.1%
Gander Outdoors pre-opening costs (f)	1.1%	0.1%	1.4%	0.1%
Adjusted EBITDA margin	9.7%	11.1%	8.5%	9.9%
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(a)	Represents the loss and expense incurred on debt restructure and financing expense incurred from the Third Amendment to the Credit Agreement in 2018.
(b)	Represents an adjustment to eliminate the losses and gains on sales of various assets.
(c)	Represents non-cash equity-based compensation expense relating to employees and directors of the Company.
(d)	Represents an adjustment to eliminate the gains on remeasurement of the Tax Receivable Agreement primarily due to changes in our effective income tax rate.
(e)

Represents transaction expenses, primarily legal costs, associated with acquisitions into new or complementary markets, including the Gander Mountain acquisition. This amount excludes transaction expenses related to the acquisition of RV dealerships, consumer shows, Active Sports, Inc., W82, Erehwon, and Rock Creek.

(f)	Represents pre-opening store costs, which are expensed as incurred, associated with opening Gander Outdoors retail stores.

Adjusted Pro Forma Net Income and Adjusted Pro Forma Earnings Per Fully Exchanged and Diluted Share

We define “Adjusted Pro Forma Net Income” as net income attributable to CWH adjusted for the reallocation of net income attributable to non-controlling interests from the assumed exchange of all outstanding common units in CWGS, LLC for newly-issued shares of Class A common stock of CWH and further adjusted for the impact of certain non-cash and other items that we do not consider in our evaluation of ongoing operating performance. These items include, among other things, loss and expense on debt restructure, loss (gain) on sale of assets, equity-based compensation, Tax Receivable Agreement liability adjustment, transaction expenses related to acquisitions into new or complementary markets, Gander Outdoors pre-opening costs, other unusual or one-time items, and the income tax expense effect of these adjustments. We define “Adjusted Pro Forma Earnings Per Fully Exchanged and Diluted Share” as Adjusted Pro Forma Net Income divided by the weighted-average shares of Class A common stock outstanding, assuming the full exchange of all outstanding common units in CWGS, LLC for newly-issued shares of Class A common stock of CWH and the dilutive effect of stock options and restricted stock units, if any. We present Adjusted Pro Forma Net Income and Adjusted Pro Forma Earnings Per Fully Exchanged and Diluted Share because we consider them to be important supplemental measures of our performance and we believe that investors’ understanding of our performance is enhanced by including these Non-GAAP financial measures as a reasonable basis for comparing our ongoing results of operations.

The following table reconciles Adjusted Pro Forma Net Income and Adjusted Pro Forma Earnings Per Fully Exchanged and Diluted Share to the most directly comparable GAAP financial performance measure, which is net income attributable to Camping World Holdings, Inc. and weighted-average shares of Class A common stock outstanding — diluted:

	Three Months Ended June 30,		Six Months Ended June 30,
(In thousands except per share amounts)	2018	2017	2018	2017
Numerator:
Net income attributable to Camping World Holdings, Inc.	$28,031	$19,344	$31,212	$26,866
Adjustments:
Reallocation of net income attributable to non-controlling interests from the assumed exchange of common units in CWGS, LLC (a)	53,784	85,749	67,879	127,850
Loss and expense on debt restructure (b)	(44)	—	2,056	—
Loss (gain) on sale of assets (c)	59	31	144	(287)
Equity-based compensation (d)	3,129	869	6,347	1,588
Tax Receivable Agreement liability adjustment (e)	—	—	—	(17)
Acquisitions - transaction expense (f)	—	2,100	—	2,100
Gander Outdoor pre-opening costs (g)	15,355	1,351	35,006	1,351
Income tax expense (h)	(14,691)	(32,028)	(20,080)	(50,320)
Adjusted pro forma net income	$85,623	$77,416	$122,564	$109,131
Denominator:
Weighted-average Class A common shares outstanding - diluted	88,764	22,977	88,956	84,673
Adjustments:
Assumed exchange of post-IPO common units in CWGS, LLC for shares of Class A common stock (i)	—	62,586	—	—
Dilutive options to purchase Class A common stock	—	56	—	101
Dilutive restricted stock units	—	61	—	59
Adjusted pro forma fully exchanged weighted average Class A common shares outstanding - diluted	88,764	85,680	88,956	84,833
Adjusted pro forma earnings per fully exchanged and diluted share	$0.96	$0.90	$1.38	$1.29
___________________________
(a)

Represents the reallocation of net income attributable to non-controlling interests from the assumed exchange of common units of CWGS, LLC in periods where income was attributable to non-controlling interests.

(b)	Represents the loss and expense incurred on debt restructure and financing expense incurred from the Third Amendment to the Credit Agreement in 2018.
(c)	Represents an adjustment to eliminate the losses and gains on sales of various assets.
(d)	Represents non-cash equity-based compensation expense relating to employees and directors of the Company.
(e)	Represents an adjustment to eliminate the loss on remeasurement of the Tax Receivable Agreement primarily due to changes in our effective income tax rate.
(f)

Represents transaction expenses, primarily legal costs, associated with acquisitions into new or complementary markets, including the Gander Mountain acquisition. This amount excludes transaction expenses related to the acquisition of RV dealerships, consumer shows, Active Sports, Inc., W82, Erehwon, and Rock Creek.

(g)	Represents pre-opening store costs, associated with the Gander Outdoors store openings.
(h)	Represents the income tax expense effect of the above adjustments. This assumption uses an effective tax rate of 25.3 % and 38.5% for the adjustments for 2018 and 2017, respectively.
(i)	Represents the assumed exchange of post-IPO common units in CWGS, LLC at their common unit equivalent amount.

Uses and Limitations of Non-GAAP Financial Measures

Management and our board of directors use the Non-GAAP financial measures:

  as a measurement of operating performance because they assist us in comparing the operating performance of our business on a consistent basis, as they remove the impact of items not directly resulting from our core operations;
  for planning purposes, including the preparation of our internal annual operating budget and financial projections;
  to evaluate the performance and effectiveness of our operational strategies; and
  to evaluate our capacity to fund capital expenditures and expand our business.

By providing these Non-GAAP financial measures, together with reconciliations, we believe we are enhancing investors’ understanding of our business and our results of operations, as well as assisting investors in evaluating how well we are executing our strategic initiatives. In addition, our Senior Secured Credit Facilities use EBITDA to measure our compliance with covenants such as consolidated leverage ratio. The Non-GAAP financial measures have limitations as analytical tools, and should not be considered in isolation, or as an alternative to, or a substitute for net income or other financial statement data presented in our unaudited condensed consolidated financial statements included in this press release as indicators of financial performance. Some of the limitations are:

  such measures do not reflect our cash expenditures, or future requirements for capital expenditures or contractual commitments;
  such measures do not reflect changes in, or cash requirements for, our working capital needs;
  some of such measures do not reflect the interest expense, or the cash requirements necessary to service interest or principal payments on our debt;
  some of such measures do not reflect our tax expense or the cash requirements to pay our taxes;
  although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future and such measures do not reflect any cash requirements for such replacements; and
  other companies in our industry may calculate such measures differently than we do, limiting their usefulness as comparative measures.

Due to these limitations, the Non-GAAP financial measures should not be considered as measures of discretionary cash available to us to invest in the growth of our business. We compensate for these limitations by relying primarily on our GAAP results and using these Non-GAAP financial measures only supplementally. As noted in the tables above, certain of the Non-GAAP financial measures include adjustments for reallocation of net income attributable to non-controlling interests, loss and expense on debt restructure, loss (gain) on sale of assets, equity-based compensation, Tax Receivable Agreement liability adjustment, transaction expenses related to acquisitions into new or complementary markets, Gander Outdoors pre-opening costs, other unusual or one-time items, and the income tax expense effect described above, as applicable. It is reasonable to expect that certain of these items will occur in future periods. However, we believe these adjustments are appropriate because the amounts recognized can vary significantly from period to period, do not directly relate to the ongoing operations of our business and complicate comparisons of our internal operating results and operating results of other companies over time. Each of the normal recurring adjustments and other adjustments described in this paragraph, and in the reconciliation tables above, help management with a measure of our core operating performance over time by removing items that are not related to day to day operations.

CONTACT:
Camping World Holdings, Inc.
Investors:
John Rouleau
John.Rouleau@CampingWorld.com
or
Media Outlets:
Karen Porter
PR-CWGS@campingworld.com